Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Calvert Cash Reserves:

We consent to the use of our report, incorporated herein by reference, dated November 19, 2007, with respect to the financial statements of the Calvert Cash Reserves Institutional Prime Fund, the sole series of Calvert Cash Reserves, as of September 30, 2007 and to the references to our firm under the heading "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Custodian" in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
January 28, 2008